CONTRACT FOR PURCHASE AND SALE

THIS CONTRACT FOR PURCHASE AND SALE (this "Agreement") is made by and between **NELSON CHERRY PROPERTIES, LLC**, a North Carolina limited liability company (hereinafter referred to as "Seller") and **SMITH-COLUMBIA CORPORATION**, a South Carolina corporation (hereinafter referred to as "Purchaser"), to be effective as of the Effective Date (as hereinafter defined).

1. SALE AND PURCHASE. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, subject to the terms and conditions hereinafter set forth, all those certain lots, tracts, or parcels being commonly referred to as 9790 and 9740 Garners Ferry Road, having Tax Map Numbers R24800-04-22 and R24800-04-23, containing approximately 20.00 acres and 19.148 acres, more or less, located in Richland County, South Carolina, more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Land"), together with and including (i) all improvements, buildings, fixtures, and appurtenances constructed and located on the Land, including, but not limited to, all the improvements, buildings, fixtures, and appurtenances specifically listed on Exhibit D attached hereto and incorporated herein by reference; (ii) all rights, members, easements, appurtenances and hereditaments belonging or in anywise incident or appertaining to the Land; (iii) all littoral and riparian rights and all timber, trees, crops, oil, gas, and minerals and mineral rights situate on, above, or under the Land; and (iv) all right, title and interest of Seller, if any, in and to the interest of Seller, if any and to the extent assignable, in any intangible property, licenses, permits, authorizations, consents, variances, waivers, approvals, warranties, guaranties, and the like owned by Seller and attributable to the ownership, use, operation, and development of the Property. The Land and items referred to in items (i) through (iv) are hereafter collectively referred to as the "Property."

2. PURCHASE PRICE.

(a) Purchase Price. The purchase price (the "Purchase Price") of the Property shall be $1,550,000. Purchaser represents that it has already arranged for financing of 80% of the Purchase Price for the purchase of the Property and has sufficient funds on hand for the balance of the Purchase Price.

(b) Closing Payments. On the Closing Date (as hereinafter defined), Purchaser agrees to pay to Seller the Purchase Price, in certified United States funds, by wire transfer or other immediately available U.S. federal funds, less the Deposit (as hereinafter defined), and less any credit for prorated license fee, if any, under that certain Temporary License and Access Prior to Closing Agreement by and between Seller and Purchaser, a copy of which is attached hereto as Exhibit B.

3. CLOSING DATE. For all purposes herein, the "Closing" or "Closing Date" shall be on or before thirty (30) days following the expiration of the Feasibility Period.

4. PLACE OF CLOSING. The Closing shall be held at the offices of Purchaser's counsel Nexsen Pruet, LLC in Columbia, South Carolina, unless an alternative location is mutually agreed upon by Seller and Purchaser; provided, however, all parties hereto agree that the Closing

may be conducted in escrow without any applicable parties having to be physically present at the Closing.

5. DEPOSIT. Within five (5) business days from the Effective Date of this Agreement, Purchaser shall provide Nexsen Pruet, LLC ("Escrow Agent") with a $50,000 deposit (the "Deposit") to be held in escrow pursuant to the terms of Exhibit C of this Agreement. Escrow Agent will deposit the Deposit in a non-interest bearing escrow account. The Deposit shall apply to and be credited against the Purchase Price at Closing or otherwise disbursed as specifically set forth in this Agreement.

6. TITLE COMMITMENT AND POLICY.

(a) Prior to the expiration of the Feasibility Period, Purchaser may, at Purchaser's sole expense, procure a title commitment for title insurance covering the Property, issued by a title insurance company selected by Purchaser (the "Title Company"), together with legible copies of all recorded documents referenced therein (the "Commitment"), by which Commitment the Title Company will agree to issue to Purchaser, upon recording the deed for the Property, a standard owner's ALTA policy in the amount of the full Purchase Price, without exception for any matters other than the Permitted Exceptions (as such term is defined in Section 8(a)). Prior to the expiration of the Feasibility Period, Purchaser may examine the Commitment and Survey to be prepared pursuant to Section 7 of this Agreement and give written notice to Seller of its approval or disapproval in Purchaser's sole discretion of any matter contained in the Commitment and Survey. Seller may decide within five (5) days after Seller's receipt of such objections to either (i) seek to correct or cure the objections or defects so specified by Purchaser, or (ii) not correct or cure the objections or defects so specified by Purchaser. If Seller elects to attempt to cure such objections but such objections are not cured prior to Closing, or if Seller elects not to cure such objections, then Purchaser may terminate this Agreement whereupon the Deposit shall be returned to Purchaser, or Purchaser may, in the sole discretion of Purchaser, waive such objections which Seller has elected not to cure or not been able to cure, and proceed to Closing subject to the terms and conditions contained in this Agreement.

(b) The Commitment may be updated (multiple times if desired by Purchaser) by the Title Company, at Purchaser's expense, prior to the Closing Date. Any new title exception discovered during such update of the Commitment shall be treated as a title defect hereunder provided Purchaser gives Seller written notice thereof, and Seller may decide within five (5) days after Seller's receipt of such objections to either (i) seek to correct or cure the defects so specified by the update to the Commitment, or (ii) not correct or cure the defect so specified by the update to the Commitment. If Seller elects to attempt to cure such objections but such objections are not cured prior to Closing, or if Seller elects not to cure such objections, then Purchaser may terminate this Agreement whereupon the Deposit shall be returned to Purchaser, or Purchaser may, in the sole discretion of Purchaser, waive such objections which Seller has elected not to cure or not been able to cure, and proceed to Closing subject to the terms and conditions contained in this Agreement.

7. SURVEY.

(a) Prior to the expiration of the Feasibility Period, Purchaser may, at Purchaser's expense, obtain a current ALTA or boundary survey of the Property, prepared by a duly licensed South Carolina land surveyor reasonably acceptable to Purchaser (hereinafter referred to as the

"Survey"). The legal description from the Survey obtained pursuant to this Section 7 shall be used as the legal description for the transfer of title to the Property from Seller to Purchaser.

(b) Prior to the expiration of the Feasibility Period, Purchaser may examine the Survey and give written notice to Seller of its approval or disapproval in Purchaser's sole discretion of any matter contained in the Survey. The rights and obligations of Purchaser and Seller as to any written objections to the Survey by Purchaser shall be identical to written objections to title addressed in Section 6 of this Agreement. If the Survey is determined unacceptable by Purchaser prior to the expiration of the Feasibility Period, Purchaser may elect to terminate this Agreement prior to expiration of the Feasibility Period and the Deposit shall be returned to Purchaser.

(c) Following the expiration of the Feasibility Period, the Survey may need to be updated (multiple times if desired by Purchaser), at Purchaser's expense, prior to the Closing Date. Any new title exception discovered during such update of the Survey shall be treated as a title defect hereunder provided Purchaser gives Seller written notice thereof, and Seller may decide within five (5) days after Seller's receipt of such objections to either (i) seek to correct or cure the defects so specified by the update to the Survey, or (ii) not correct or cure the defect so specified by the update to the Survey. If Seller elects to attempt to cure such objections but such objections are not cured prior to Closing, or if Seller elects not to cure such objections, then Purchaser may terminate this Agreement whereupon the Deposit shall be returned to Purchaser, or Purchaser may, in the sole discretion of Purchaser, waive such objections which Seller has elected not to cure or not been able to cure, and proceed to Closing subject to the terms and conditions contained in this Agreement.

8. CLOSING PROCEDURES.

(a) Conveyance. Seller shall convey title which is marketable, insurable (at standard title insurance rates), and indefeasible free and clear of all mortgages, liens, encumbrances, restrictions, rights-of-way, easements, judgments and other matters affecting title, except the following matters (hereafter called the "Permitted Exceptions"), provided they do not interfere with the use, operation, and development of the Property, the marketability of title, or are objected to by Purchaser in accordance with Section 6 and Section 7 (provided, however, Purchaser shall have no obligation to object to mortgages, judgments, and monetary liens, all of which shall be satisfied and removed as liens prior to or at Closing[1]): (i) ad valorem real property taxes not yet due and payable; and (ii) matters of record listed as exceptions in the Commitment (excluding the preprinted exceptions regarding the gap, survey, party in possession, and mechanics lien which will be removed upon Seller providing the requisite title affidavits and closing documents) accepted by Purchaser and not objected to or waived by Purchaser in accordance with the terms of this Agreement. The Property conveyed by Seller hereunder to Purchaser shall be by a general warranty deed subject only to the Permitted Exceptions. Seller shall deliver possession of the Property at Closing.

[1] Seller represents to Purchaser that the Property is currently subject to a blanket mortgage held by Yadkin Bank ("Yadkin"). Seller's obligations under this footnoted parenthetical are contingent upon Yadkin providing a release and/or satisfaction of any such lien which fully extinguishes and releases such lien. If Yadkin is unable or unwilling to provide such release and/or satisfaction and the Title Company is unable or unwilling to issue a title policy without exception to any such lien, then Purchaser shall have the right, in its sole discretion, to cancel and terminate this Agreement, in which event the Deposit given by Purchaser hereunder shall be returned to Purchaser, and Purchaser shall have no further obligation to Seller hereunder.

(b) Costs of Sale.

(i) Title Insurance. The premiums for all Purchaser's title insurance policies shall be paid by Purchaser.

(ii) Deed Recording Fee/Transfer Tax. The cost of the deed recording fee and/or state or local transfer taxes and documentary stamp taxes (S.C. Code Ann. Section 12-24-10, *et. seq.*), based on the value of the Property conveyed, on the general warranty deed required hereunder shall be borne by Seller and paid at Closing.

(iii) Costs of Recording. The nominal, per page cost of recording the general warranty deed shall be borne by the Purchaser.

(iv) Real Estate Taxes. Ad valorem real property taxes for the year of the Closing shall be prorated between the Purchaser and Seller as of the Closing Date. If the amount of such ad valorem real property taxes for the year of the Closing is not then known, the apportionment of ad valorem real property taxes shall be estimated upon the basis of best information then available, with due provision for an adjustment to be made upon the final tax assessment and determination of tax rates for the year of the Closing. The provisions of this Section 8(b)(iv) of this Agreement shall survive the Closing.

(v) Utilities. If any water, sewer, natural gas, electric utility, or other utility expenses exist for the Property for the year within which the Closing occurs, such utility expenses shall be prorated between Purchaser and Seller at and as of the Closing Date. Seller shall pay its pro-rata share of the above at Closing, if any. In lieu of the above and Purchaser assuming the utility contracts for the Property from Seller, Purchaser may elect, in the sole and absolute discretion of Purchaser, to require Seller to terminate its existing utility accounts for the Property and be responsible for all payments on such accounts at Closing and Purchaser will arrange for new utility accounts issued in the name of Purchaser to service the Property.

(vi) Roll Back Taxes. Any roll back taxes charged for prior periods shall be the sole and absolute responsibility of Seller and if any are owed, Seller shall pay such fees or taxes at Closing. The provisions of this Section 8(b)(vi) of this Agreement shall survive Closing.

(vii) Fees. Seller shall pay for Seller's own attorneys' fees and transaction costs, any rollback taxes, and the deed recording fee / transfer tax. Purchaser shall pay for Purchaser's own attorneys' fees and transaction costs, title examination and title insurance premiums, and survey.

(c) Closing Documents. On the Closing Date, Seller shall deliver the following items:

(i) The general warranty deed duly executed in proper form for recordation;

(ii) An owner's affidavit, lien waiver affidavit, and gap indemnity in form sufficient and acceptable to the Title Company so as to allow it to eliminate the standard owner's exceptions, including the parties' in possession, mechanic's lien, and gap exceptions from the title commitment and policy;

(iii) A FIRPTA non-foreign affidavit;

(iv) Proof of Seller authority to undertake the subject transaction;

(v) A Tax Compliance Certificate dated within thirty (30) days of the Closing from the South Carolina Department of Revenue satisfying the requirements of South Carolina Code Section 12-54-124 stating that all tax returns for Seller have been filed and all taxes generated by its business have been paid;

(vi) A South Carolina Seller's Affidavit – Nonresident Seller (I-295) and a South Carolina Nonresident Real Estate Withholding (I-290), as applicable;

(vii) Bills of sale and/or assignments sufficient to vest in Purchaser title to any portion of the Property that is not conveyed by the general warranty deed;

(viii) a written lease termination of that certain lease agreement by and between Seller and Cherry Contracting, Inc., a North Carolina corporation (d/b/a Cherry Precast) (the "Cherry Contracting Lease"), and a written termination in recordable form of that certain Short Form Lease recorded in the Office of the Register of Deeds for Richland County, South Carolina in Book 1996 at Page 3316, related to the Cherry Contracting Lease;

(ix) to the extent assignable, assignments of any warranties, leases or agreements that Purchaser elects to assume, if any;

(x) to the extent assignable and to the extent such exists in Seller's possession or control, any architectural drawings and renderings, building plans and specifications, and any and all municipal, county, state or local permits or licenses held by Seller in connection with the Property;

(xi) an affidavit or other form of certification that Seller is not subject to the Patriot Act, or similar state or federal laws, or on a list of prohibited persons under any state or federal regulations;

(xii) An opinion of counsel of Seller confirming that Seller has the authority to sell the Property to Purchaser in accordance with the terms of this Agreement and that the representative(s) of Seller executing this Agreement and all conveyancing documents related to this transaction are fully authorized to execute and deliver such documents on behalf of Seller; and

(xiii) Such further documents as may be customary and reasonably required to vest title to the Property in the Purchaser, to enable the Title Company to insure the title thereto in accordance with the terms of this Agreement, and to give effect to the transaction contemplated under this Agreement, or as required by applicable Federal, State, or Local law.

9. FEASIBILITY STUDIES AND LICENSE TO ENTER / DUE DILIGENCE DELIVERIES BY SELLER.

(a) The Closing on the purchase of the Property pursuant to this Agreement is expressly contingent on Purchaser's approval and acceptance, in Purchaser's sole and absolute discretion, of the feasibility of the acquisition of the Property which includes, but is not limited to, the analysis contained in any environmental studies, endangered species studies, wetlands

delineation, zoning, and the Commitment and Survey. Purchaser shall have 90 days from the Effective Date of this Agreement (the "Feasibility Period") to approve or disapprove in writing the feasibility of the acquisition of this Property. If Purchaser determines in Purchaser's sole and absolute discretion that the Property is not suitable for any reason whatsoever, Purchaser may terminate this Agreement and the Deposit shall be returned to Purchaser and the parties hereto shall have no further obligations one to the other.

(b) Seller hereby grants Purchaser, from the date hereof until Closing, the right, license, permission and consent for Purchaser and Purchaser's employees, agents, engineers, or independent contractors to enter upon the Property for the purposes of performing tests, studies and analyses thereon. Purchaser shall indemnify and hold Seller harmless from and against any damages that may be incurred by Seller as a result of such actions on the Property by Purchaser, its employees, agents, engineers, and independent contractors. Notwithstanding the foregoing, to the extent there are pre-existing conditions located on the Premises such as hazardous substances which Purchaser discovers in connection with its inspections or investigations of the Premises, Purchaser shall not be required to indemnify Seller for any liability in connection with the discovery or existence of such pre-existing condition nor shall Purchaser have any obligation to correct or remediate such pre-existing condition.

(c) Purchaser may, at Purchaser's expense, procure a current Phase I Environmental Site Assessment issued in the name of Purchaser performed in accordance with current ASTM standard E-1527-13 by a qualified environmental engineer reasonably acceptable to Purchaser. In the event any Phase I Environmental Site Assessment discloses reason(s) for further inquiry, pursuant to industry standards, Purchaser, at Purchaser's expense, may cause, without the additional consent of Seller, an environmental engineer to proceed to a Phase II Environmental Site Assessment report on the Property. In the event any Phase I and/or Phase II reveals any conditions not satisfactory to Purchaser, then Purchaser may terminate this Agreement prior to the expiration of the Feasibility Period and the Deposit shall be returned to Purchaser, and neither party shall have any further obligation hereunder.

(d) Purchaser shall have the right, if desired by Purchaser and in the sole discretion of Purchaser, to submit during the Feasibility Period a request to the South Carolina Department of Health and Environmental Control ("SCDHEC") to enter into a Voluntary Cleanup Contract / Non-Responsible Party (the "VCC/NRP") pursuant to state and federal laws, rules, and regulations. In connection with the application for and securing of the VCC/NRP, Seller hereby consents to Purchaser providing SCDHEC with information concerning the condition of the Property. Furthermore, notwithstanding anything to the contrary contained in this Agreement, Seller hereby consents to Purchaser causing to be performed a Phase II Environmental Site Assessment, soil borings, or other environmental invasive testing of any kind, type or nature, during the Feasibility Period; provided, however, that Purchaser shall provide Seller with reasonable prior notice before undertaking any such invasive testing and provide Seller with the opportunity to have a representative present at such invasive testing. Purchaser shall provide Seller with a copy of all written reports and material written correspondence from and with SCDHEC in connection with the VCC/NRP.

(e) Seller has made or shall provide to Purchaser for Purchaser's review, within five (5) business days from the Effective Date, any and all information and documents relating the Property that are in Seller's possession, or within the reasonable control of Seller, including but not limited to title insurance policies, environmental studies, all entitlement documents, drainage

plans, wetlands delineations, endangered species studies, and surveys (and any other documents reasonably requested by Purchaser) ("Due Diligence Materials").

10. PURCHASER'S DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not be in breach or default hereunder unless Seller is not in default hereunder, and within ten (10) days after Purchaser's receipt of notice (i) Purchaser fails to cure any material breach of any obligation of Purchaser under this Agreement which is set forth in such notice, or (ii) Purchaser fails to complete its purchase of the Property in accordance with and subject to the terms, conditions, and contingencies contained in this Agreement, after Purchaser has elected (if at all) to proceed to Closing following the expiration of the Feasibility Period and all contingencies to Closing have been satisfied. If any such failure continues beyond such cure period, the sole and exclusive remedy of Seller shall be to extinguish Purchaser's rights hereunder and Purchaser shall forfeit the Deposit as the agreed upon liquidated damages. Seller expressly waives any other remedy at law or in equity against Purchaser. The parties agree and stipulate that as of the Effective Date, the exact amount of damages would be extremely difficult to ascertain and that the Deposit constitutes a reasonable and fair approximation of such damages and is not a penalty.

11. SELLER'S DEFAULT. Seller shall be in default hereunder if: (i) any representation or warranty made by Seller herein is or becomes false in any material respect; (ii) any covenant or obligation made or undertaken by Seller hereunder is not performed in the time specified for such performance; (iii) there is a failure of title not cured by Seller or waived by Purchaser after the initial Commitment is reviewed and Permitted Exceptions are established, if any; or (iv) Seller refuses to convey title to the Property in accordance herewith or otherwise breaches any other provision of this Agreement; provided, however, that upon any event of default, Seller shall have ten (10) days within which to cure such default after receipt of written notice from Purchaser.

Upon Seller's default and failure to cure such default, the Purchaser shall have the following remedies:

(a) To terminate this Agreement and thereupon receive (i) a return of the Deposit, and (ii) payment from Seller to Purchaser for Purchaser's reasonable and documented out-of-pocket expenses incurred investigating the Property not to exceed $25,000; or

(b) Pursue an action for specific performance of this Agreement; or

(c) Pursue any and all other remedies available at law or in equity.

12. SELLER'S AFFIRMATIVE COVENANTS. Incident to Purchaser's potential acquisition of the Property, Seller covenants and agrees as follows:

(a) Seller's Cooperation / Further Assurances. During the pendency of this Agreement and at all times before and after the Closing Date, Seller agrees to cooperate with Purchaser in regard to all proceedings, if any, related to any development order, zoning/master planning, and development and construction permitting for the Property specially requested by Purchaser for Purchaser's intended use of the Property. Seller shall perform such acts, execute such documents, and otherwise perform so as to allow the planning for and development of the Property as may be reasonably requested by Purchaser.

(b) Encumbrance of Property. Seller shall not cause or permit any encumbrances in the form of a mortgage, lien, encumbrance, covenant, condition, restriction, assessment, easement, right-of-way, obligation, encroachment or liability ("title defect") whatsoever, to be placed of record, affect the title insurance to be given Purchaser pursuant to this Agreement or otherwise exist, from the Effective Date to the date of termination of this Agreement or Closing, excepting, however, such other title exceptions that have been specifically approved in writing by Purchaser.

(c) Natural Amenities. Seller acknowledges that the natural amenities of the Property constitute a material inducement to Purchaser for entering into this Agreement and, therefore, Seller agrees to maintain the natural amenities, specifically, the tree canopy and rolling contour of the land, and soil, in its natural condition. Seller further agrees not to cut, clear, excavate, fill, dump or dispose of any materials, remove topsoil, or engage in any development activity of any kind on the Property during the pendency of this Agreement.

13. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER WITH RESPECT TO THE PROPERTY.

Seller hereby represents and warrants to and covenants with Purchaser as follows:

(a) Seller has good, indefeasible, insurable (at standard title insurance rates), and marketable title to the Property.

(b) There is no pending or, to the knowledge of Seller, threatened condemnation or similar proceeding affecting the Property or any portion thereof, nor has Seller knowledge that any such action is presently contemplated.

(c) There are no leases, tenancies, licenses or other rights of occupancy affecting the Property, except for the Cherry Contracting Lease and that certain Temporary License and Access Prior to Closing Agreement by and between Seller and Purchaser. There are no executory contracts, agreements, service contracts, repair agreements and warranty and guaranty rights, with respect to the Property, except those that will be disclosed to Purchaser as part of the Due Diligence Materials and terminated by Seller, at Seller's sole cost and expense, on or before Closing.

(d) No person, firm, corporation or other entity has any right or option to lease or to acquire the Property or any portion thereof.

(e) Seller warrants and represents that it has not performed and has no actual knowledge of any excavation, dumping or burial of any refuse materials or debris of any nature whatsoever on the Property. Seller represents and warrants to Purchaser that to Seller's best knowledge and belief there are no Hazardous Materials (as defined below) or underground storage tanks on the Property that would subject Purchaser to any liability under either Federal, state, or local laws, including, but not limited to, the disposal of any foreign objects or materials upon or in the Property, lawful or otherwise. Without limiting the generality of the foregoing, Seller represents and warrants to Purchaser that to the Seller's best knowledge and belief: (1) the Property is not now and has never been used as a landfill or to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials (as that term is hereinafter defined); (2) no Hazardous Materials have ever been installed, placed, or in any manner dealt with on the Property; (3) no owner of the Property or any tenant,

subtenant, occupant, prior tenant, prior subtenant, prior occupant or person (collectively, "Occupant") has received any notice or advice from any governmental agency or any Occupant with regard to Hazardous Materials on, from or affecting the Property; and (4) no radon or other radioactive materials are located on the Property. The term "Hazardous Materials" as used in this Agreement includes, without limitation, gasoline, petroleum products, explosives, unexploded ordinance, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic substance by any Federal, state or local environmental law, ordinance, rule, or regulation, relating to the protection of the environment or to emissions, discharges, releases, or threatened releases of hazardous or toxic substances into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of hazardous or toxic substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (42 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 1251, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the South Carolina Pollution Control Act, S.C. Code Ann. §§ 48-1-110, et seq., the South Carolina Hazardous Waste Management Act, S.C. Code Ann. §§ 44-56-10, et seq., the State Underground Petroleum Environmental Response Bank Act, S.C. Code Ann. §§ 44-2-10 et seq., and in the regulations adopted and promulgated pursuant thereto.

(f) There is no action, suit or proceeding pending or, to the knowledge of the Seller, threatened against or materially affecting the Property or any portion thereof or relating to or arising out of the ownership, operation, use, or development of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality nor shall any order, judgment or decree have been issued or proposed to be issued by any governmental authority to set aside, restrain, enjoin or prevent the performance of this Agreement or which would materially adversely affect the Property.

(g) Seller to the best of its knowledge is not aware of and has received no written notice of any default or breach under any of the covenants, conditions, restrictions, rights-of-way or easements, if any, affecting the Property or any portion thereof which are to be performed or complied with by the owner of the Property.

(h) Seller is a North Carolina limited liability company in good standing, duly formed and organized, and has not filed, nor has any affiliate of Seller filed, voluntarily or involuntary for bankruptcy relief within the last year under the laws of the United States Bankruptcy Code, nor has any petition for bankruptcy or receivership been filed against Seller or any affiliate of Seller within the last year. Seller has duly and validly taken all action necessary to approve and authorize the execution of this Agreement, and to consummate the transactions contemplated hereby. When executed and delivered, this Agreement shall constitute valid and binding obligations of Seller enforceable in accordance with its terms and conditions, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the Seller or any affiliate of Seller, nor any of their respective officers, directors, managers, shareholders, members, general partners, partners, trustees, or trust beneficiaries have any intent to hinder, delay, defraud, or avoid any obligation to any past, present, or future creditor in the transactions contemplated by this

Agreement. The Seller and the affiliates of Seller are not insolvent as of the Effective Date or the Date of Closing or will be rendered insolvent as a result of the transactions contemplated hereby. As a result of the transactions contemplated in this Agreement, the Seller and all affiliates of Seller shall pay in full all of its debts as they fall due.

(i) To the best of Seller's knowledge, all water, sewer, electric, natural gas, telephone, cable television and drainage facility, and all other utilities required for the normal operation of the Property are installed at the Property, are connected with any permits known to Seller to be required and adequately serve the Property, and all utility lines serving the Property are located within the boundaries of the Property, across lands dedicated to public use, or subject to recorded easements for the same. The Property has full, free and adequate access to and from public highways and roads for the use of the Property, and Seller has no knowledge of any fact or condition which would result in the termination of such access.

(j) The Seller to the best of its knowledge and belief has disclosed to Purchaser all material facts with regard to the Property and Seller is not aware of any material defects in the Property.

(k) No written or verbal commitments have been made to any governmental authority, utility company, school board, church or other religious body, or any homeowners association, or to any other organization, group, or individual, relating to the Property which would impose an obligation upon Purchaser or their successors or assigns to make any contribution or dedications of money or land or to construct, install, or maintain any improvements of a public or private nature on or off the Property.

(l) To the best of Seller's knowledge, no part of the Property has been designated as wetlands or inhabited by any endangered species by any governmental agency having jurisdiction. To the best of Seller's knowledge, no part of the Property is within an identified flood plain or other designated flood hazard area as established pursuant to the Flood Disaster Protection Act as amended, or regulations promulgated thereto by HUD, FDIC, the Federal Reserve Board or any other governmental agency having jurisdiction.

(m) To the best of Seller's knowledge, all information furnished to Purchaser by or on behalf of Seller prior to the execution hereof or pursuant to the provisions of this Agreement is true and correct in all material respects and fairly and accurately reflects the condition or statement of facts reported to be described or represented thereby.

(n) Seller has not received notice, either oral or written, and has no knowledge that any governmental or quasi-governmental agency or authority intends to commence construction of any special or off-site improvements or impose any special or other assessment against the Property or any part thereof.

(o) There are no impact fee credits attributable to the Property.

(p) No annexation of the Property into any city or town is currently in process and to the best of Seller's knowledge, no such effort is contemplated. The mineral or other subsurface estates have not been severed from the surface estate.

Each of the warranties, representations, and covenants contained in this Section and other Sections of this Agreement shall be deemed made as of the date of this Agreement and again as

of the date of Closing. Seller's representations and warranties set forth in this Section shall be continuing and are deemed to be material to Purchaser's execution of this Agreement and Purchaser's performance of its obligations hereunder. All such representations and warranties shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and all of such representations and warranties and terms and provisions of this Section 13 of this Agreement shall survive the Closing Date or any cancellation or termination of this Agreement. Seller agrees to indemnify and hold Purchaser harmless for, from, and against any loss, costs, damages, expenses, obligations and reasonable attorneys' fees incurred should an assertion, claim, demand, action or cause of action be instituted, made or taken, which is contrary to or inconsistent with the representations or warranties contained herein.

14. CAPTIONS. The captions contained in this Agreement are for convenience only and are not a part of this Agreement.

15. ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, contains the entire Agreement between Seller and Purchaser and all other representations, negotiations and agreements, written and oral, including any letters of intent which pre-date the Effective Date hereof, with respect to the Property or any portion thereof, are superseded by this Agreement and are of no force and effect. This Agreement may be amended and modified only by instrument, in writing, executed by all parties hereto.

16. ASSIGNMENT. Except for an assignment to an affiliate thereof, no party hereto shall have the right to assign this Agreement or any of its rights or obligations hereunder to any persons, corporations or other entity without the written approval of the other party, which approval shall not be unreasonably withheld, conditioned, or delayed. For purposes of this Agreement, an "affiliate" as applied to any party, means any other person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such party. As used in this Section, the term "control" (including the terms "controlling", "controlled by", or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such party, whether through ownership of voting securities, by contract or otherwise. Unless agreed by the parties, upon any assignment of this Agreement, the assignor shall not be relieved or released of or from any obligations or liabilities under this Agreement.

17. APPLICABLE LAW. This Agreement shall be construed by and controlled under the laws of the State of South Carolina.

18. PARTIAL INVALIDITY. In the event that any paragraph or portion of this Agreement is determined to be unconstitutional, unenforceable or invalid, such paragraph or portion of this Agreement shall be stricken from and construed for all purposes not to constitute a part of this Agreement, and the remaining portions of this Agreement shall remain in full force and effect and shall, for all purposes, constitute this entire Agreement.

19. CONSTRUCTION OF AGREEMENT. All parties hereto acknowledge that they have had the benefit of independent counsel with regard to this Agreement and that this Agreement has been prepared as a result of the joint efforts of all parties and their respective counsel. Accordingly, all parties agree that the provisions of this Agreement shall not be construed or interpreted for or against any party hereto based upon authorship. This Agreement may not be deemed or construed to create or establish any relationship of partnership, agency, or joint venture (or any other similar relationship or arrangement) between Purchaser and Seller.

20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.

21. EFFECTIVE DATE. The "Effective Date" or the "Date" hereof shall be the last date that Purchaser or Seller executes this Agreement as listed on the signature page to this Agreement.

22. PARTIES. The rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, administrators, and assigns (where assignment is permitted). The use of any gender shall be deemed to refer to the appropriate gender, whether masculine, feminine or neuter, and the singular shall be deemed to refer to the plural where appropriate, and vice versa.

23. EXCLUSIVE DEALING. From and after the acceptance of this Agreement by Seller and continuing until termination of this Agreement or Closing, whichever event occurs first, Seller will not, nor will Seller permit any of its general partners, partners, officers, directors, members, managers, trustees, employees, or other advisors or representatives to (i) solicit, initiate, or encourage submission of any proposal for the sale and purchase of the Property contemplated hereby; (ii) enter into any agreement with respect to any such proposal; or (iii) participate in any discussions or negotiations regarding or furnishing any information to any person with respect to taking any other actions to facilitate inquiries for the making of any proposal that may be reasonably expected to lead to any such proposal.

24. CONDITIONS TO CLOSING. Notwithstanding anything to the contrary contained herein, Purchaser shall have the right, in its sole discretion to cancel and terminate this Agreement, in which event the Deposit given by Purchaser hereunder shall be returned to Purchaser, and Purchaser shall have no further obligation to Seller hereunder by reason of such cancellation, if:

(a) prior to Closing, any of the warranties and representations of Seller contained in this Agreement shall prove untrue or incorrect, or at the time of Closing shall no longer be true and correct;

(b) Seller shall have failed to honor or fulfill any covenant, undertaking, or requirement of Seller pursuant to any provision of this Agreement;

(c) prior to Closing, Purchaser shall have received notification of a moratorium or denial on issuance of any license, permit authorization, or approval for development, use, and/or operation as it impacts the Property by federal, state, county or municipal authorities having jurisdiction over the Property;

(d) prior to Closing, conditions or restrictions are placed on the development, use, and/or operation of the Property, by federal, state, or county or municipal bodies, laws, regulations or ordinances, which would cause a delay in development, use, and/or operation of the Property or delay in obtaining a building permit or certificate of occupancy, and which Seller has not satisfied or otherwise cured so as to prevent such delay;

(e) Seller shall have failed to provide Purchaser at the time of Closing with proof of authority to carry out its obligations hereunder;

(f) Title Company is not irrevocably committed to issue to Purchaser the title insurance policy required pursuant to this Agreement;

(g) Purchaser has failed to obtain financing for the acquisition of the Property that is acceptable to Purchaser, in the sole and absolute opinion of the Purchaser;

(h) The Survey to be prepared pursuant to Section 7 of this Agreement and agreed to by Purchaser and Seller has not been approved for recording by all applicable governmental authorities;

(i) The Property is not zoned to a zoning classification deemed necessary by Purchaser, in the sole discretion of the Purchaser, to use and develop the Property for Purchaser's intended purpose;

(j) If desired by Purchaser, in Purchaser's sole discretion, Purchaser shall not have received an executed VCC/NRP between Purchaser and SCDHEC and SCDHEC's issuance of a certificate of completion for the VCC/NRP.

25. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by personal hand delivery, e-mail, overnight courier service (such as FedEx or UPS), facsimile (with electronic confirmation of successful transmission), or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, as follows:

If to Seller:

Nelson Cherry Properties, LLC
8816 Belhaven Ct.
Lewisville, North Carolina 27023
Attn: Nelson Fulcher
E-mail: ntfulch@icloud.com
Facsimile Number: ____________

With a Required Copy to:

Bruner, Powell, Wall and Mullins, LLC
1735 St. Julian Place, Suite 200
Columbia, South Carolina 29204
Attn: Henry P. Wall, Esq.
E-mail: hwall@brunerpowell.com
Facsimile Number: (803) 254-5719

If to Purchaser:

Smith-Columbia Corporation
5119 Catlett Road
Midland, Virginia 22728
Attention: William A. Kenter, CFO
E-mail: wkenter@smithmidland.com
Facsimile Number: (540) 439-1095

With a Required Copy to:

Nexsen Pruet, LLC
1230 Main Street, Suite 700
Columbia, South Carolina 29201
Attn: C. Jones DuBose, Jr., Esq. and
Brian C. Bonner, Esq.
E-mail: jdubose@nexsenpruet.com and
bbonner@nexsenpruet.com

Facsimile Number: (803) 727-1430 and (803) 727-1410

Notices and other information required hereunder shall be deemed delivered upon personal delivery, electronic facsimile transmission (with confirmation of successful transmission), upon e-mail transmission, delivery by nationally recognized courier service (such as FedEx or UPS), or three (3) days after deposit of the delivered item in the U.S. Mail, correctly addressed, by certified mail, return receipt requested. An Attorney for a party may deliver notice on behalf of that party. Notice of change of address shall be given by written notice in the manner detailed in this Section of the Agreement.

26. ATTORNEY'S FEES. In the event litigation is required by either party to enforce the terms of this Agreement, the prevailing party of such action shall, in addition to all other relief granted or awarded by the court, be entitled to judgment for reasonable attorneys' fees incurred by reason of such action and all costs of suit and those incurred in preparation thereof at both the trial and appellate levels.

27. RENTS, INSURANCE, RISK OF LOSS AND CONDEMNATION. Rents, if any, shall be prorated as of the date of Closing. Insurance of Seller, if any, shall be canceled as of Closing. Seller shall bear risk of loss until the recording of the deed of conveyance. In the event of any damage to all or any portion of the Property, condemnation, eminent domain or taking of any of the Property, or any part thereof prior to Closing, Purchaser may, at its election, terminate this Agreement in full. In the event Purchaser terminates this Agreement, the Deposit shall be refunded to Purchaser and Purchaser shall have no further obligations hereunder. If Purchaser proceeds with Closing, Purchaser shall be entitled and Seller shall assign to Purchaser all condemnation awards and settlements for the portions of the Property to which it acquires.

28. WAIVER OF BREACH. The failure of any party hereto to enforce any provision of this Agreement shall not be construed to be a waiver of such or any other provision, nor in any way to affect the validity of all or any part of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

29. BROKER'S COMMISSIONS. Seller warrants and represents to Purchaser that no real estate broker was involved in this transaction on behalf of Seller. Seller shall indemnify Purchaser against any claim of any broker claiming by, through or under Seller. Purchaser warrants and represents to Seller that no real estate broker was involved in this transaction on behalf of Purchaser. Purchaser shall indemnify Seller against any claim of any broker claiming by, through or under Purchaser. The provisions of this Section 29 of this Agreement shall survive Closing.

30. WAIVER OF JURY TRIAL. **SELLER AND PURCHASER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY A PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL**

THIS AGREEMENT ON THE GROUNDS THAT IT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).

[SIGNATURE PAGES ATTACHED]

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seals as of the day and year set forth below each signatory's execution.

SELLER:

NELSON CHERRY PROPERTIES, LLC,
a North Carolina limited liability company

By: ____________________
Name: Nelson Fulcher
Title: Manager
Date: 3/27/16, 2016

PURCHASER:

SMITH-COLUMBIA CORPORATION, a South Carolina corporation

By: ____________________
Name: RODNEY T. SMITH
Title: CEO
Date: 3/24/16, 2016

The Escrow Agent hereby joins this Agreement for the sole purpose of acting as "Escrow Agent") as described in and in accordance with this Agreement.

ESCROW AGENT:

NEXSEN PRUET, LLC

By: ____________________
Name: ____________________
Title: ____________________
Date: ________________, 2016

EXHIBIT A

Description of Property

All that certain piece, parcel or tract of land situate, lying and being on the northern right-of-way of U.S. Hwy. 378 in the County of Richland, S.C. and being more particularly shown and described as 20.00 acres on a plat prepared for Columbia Concrete Products, Inc., dated June 1, 1999, revised June 9, 1999, and recorded on June 10, 1999 in the Richland County Register of Deeds Office in Book 315 at Page 846 (the "Property"). Said Property having the following boundaries and measurements, as shown on the aforesaid plat to wit: commencing at a P.K. nail in the centerline of U.S. Hwy. 378 and Congaree Rd.; thence running N 88°00'40" E for a distance of 1125.55 to an iron pin on the northern right-of-way of Hwy. 378 and common to the property of Christopher Hinman Craft being the point of beginning; thence along the property of Craft N 01°52'36" E for a distance of 1580.65' to an iron pin; thence along the property of Mark McKee Harrell N 84°47'55" E for a distance of 121.58', N 84°47'55" E for a distance of 137.68', N 84°47'55" E for a distance of 262.05', N 84°45'45" E for a distance of 22.22'; thence along the property of Arthur L. Gross, Jr., S 01°51'55" W for a distance of 1648.12' to an iron pin; thence along the right-of-way of U.S. Hwy. 378 N 88°04'19" W for a distance of 539.72' to an iron pin being the point of beginning; said Property containing 20.00 acres more or less.

ALSO

All that certain piece, parcel or tract of land, situate, lying and being on the northern side of Garners Ferry Road (US Hwys 76 & 378) approximately 880 feet east of Harmon Road near Horrell Hill in School District 1 – L in the County of Richland, State of South Carolina, containing 19.148 acres and being more particularly shown and designated as Westbrook Associates on that certain plat prepared for Westbrook Associates on that certain plat prepared for Westbrook Associates and Harold S. Davis by B.P. Barber & Associates, Inc., dated May 18, 1984 and recorded in the ROD Office for Richland County, South Carolina in Plat Book Z at page 9308, which plat insofar as it relates to Westbrook Associates parcel is incorporated herein by reference as part of the legal description thereof. According to said plat subject property has the following boundaries and measurements: On the south by Garners Ferry Road whereon it fronts and measures for a distance of 488.63 feet; on the east by properties now or formerly Harold S. Davis whereon it measures 1,581.82 feet; on the north by property now or formerly Robert Hanly Morrell whereon it measures for a distance of 592.69 feet; and on the west by property now or formerly Mary Morrell Haygood, by property now or formerly Mark McKee Morrell, by property now or formerly of Kathleen Morrell Muller; and by property now or formerly of Robert H. Morrell whereon it measures 1,512.90 feet; all of which will more fully appear by reference to said plat.

Derivation: General Warranty Deed to Nelson Cherry Properties, LLC, a North Carolina limited liability company, from Coreslab Structures (Columbia) Inc., a South Carolina corporation, dated December 22, 2014, and recorded on December 31, 2014, in the Office of the Register of Deeds for Richland County, South Carolina in Book 1996, at Page 3300.

Tax Map Numbers: 24800-04-22 and 24800-04-23

EXHIBIT B

<u>Copy of Temporary License and Access Prior to Closing Agreement</u>

Attached.

TEMPORARY LICENSE AND ACCESS PRIOR TO CLOSING AGREEMENT

Pursuant to the attached Letter of Intent dated February 5, 2016, by and between Nelson Cherry Properties, LLC, a North Carolina limited liability company ("NCP"), and Smith-Midland Corporation, a Virginia corporation ("Smith-Midland"), (copy attached on Exhibit A), the undersigned Smith-Columbia Corporation, a South Carolina corporation ("Purchaser"), an affiliate of Smith-Midland, and NCP and Cherry Contracting, Inc., a North Carolina corporation (d/b/a Cherry Precast) ("CC"), an affiliate of NCP, (NCP and CC are collectively referred to as the "Seller") agree to the following terms and conditions in this Temporary License and Access Prior to Closing Agreement (this "Agreement") for the non-exclusive, temporary right and license for the use of and access to a portion of the real property and improvements and fixtures commonly referred to as 9790 and 9740 Garner's Ferry Road, Hopkins, Richland County, South Carolina, as more particularly described on Exhibit B attached hereto (collectively "the Property"):

Seller hereby grants the temporary right, license, and permission to Purchaser to occupy and use a portion of the Property (as mutually identified and agreed upon by Seller and Purchaser in good faith, such agreement not to be unreasonably withheld, conditioned, or delayed) prior to the closing date specified in the Contract for Purchase and Sale ("Contract") to be negotiated and entered into by and between Purchaser and Seller for the purchase and sale of the Property. The term of the license granted pursuant to this Agreement shall be from the effective date of this Agreement until the earlier to occur of the following: (i) the failure of the applicable parties to execute and enter into the Contract on or before 30 days from the effective date of this Agreement, (ii) the closing under the Contract, or (iii) the termination of the Contract (the "Termination Date"). The term of this Agreement and the rights of Purchaser shall expire and terminate automatically upon the Termination Date. UPON THE OCCURANCE OF THE TERMINATION DATE FOR OTHER THAN A CLOSING ON THE PROPERTY UNDER THE CONTRACT, THE PURCHASER SHALL IMMEDIATELY AND PEACEABLY VACATE THE PROPERTY. The parties hereto acknowledge that it is the intention of the parties that the Contract will contain a 90 day feasibility period with a closing date to occur, if at all pursuant to the terms of the Contract, on or before 30 days following the expiration of the 90 day feasibility period.

Beginning upon execution of this Agreement and continuing until the Termination Date, Purchaser shall pay Seller the monthly sum of $14,000 which is a consideration for this Agreement (the "License Fee") to the trust account of Seller's Counsel. These payments of the License Fee are non-refundable, and constitute consideration for this Agreement and shall be retained by Seller at the Termination Date. If the commencement date of this Agreement is other than the first (1st) day of a calendar month or if the Termination Date is on other than the last day of a calendar month, then the installments of the License Fee for that month or those months shall be prorated on a daily basis with any partial payment due by Purchaser to paid in accordance with the terms of this Agreement and any partial refund of any over payment made by Purchaser to be credited against the purchase price at closing under the Contract if a closing should occur or refunded directly to Purchaser by Seller within 5 days after the Termination Date of this Agreement if a closing does not occur under the Contract. Other than the License Fee, Purchaser shall have no responsibility whatsoever for any operating expenses, utilities, or taxes at the Property as it is the full intention of the parties to this Agreement that this Agreement be a "full service" license agreement.

Purchaser will not cause any improvements to be performed upon the Property without express written consent of Seller. In the event of such written approval, Purchaser shall indemnify and hold harmless Seller from any and all manner of claims arising from such renovations or improvements made by Purchaser.

Purchaser has and shall immediately acquire and maintain adequate liability insurance for personal injury to other persons, ($1,000,000.00) as well as adequate coverage for contents and personal belongings, ($250,000.00), and provide Seller proof of insurance within twenty four hours of the execution of this Agreement.

During the term of this Agreement, Seller shall have the right of access to the Property at reasonable times for purposes of inspection, and such right shall extend to Seller's agents or employees. Seller and its agents and employees shall use all reasonable and diligent efforts to avoid interruption of Purchaser's

activities and to protect Purchaser's property and business information and trade secrets during such times. The parties hereto acknowledge that CC currently has a lease for the use of the Property and that by entering into this Agreement together with NCP that CC has consented to the terms and conditions of this Agreement.

Purchaser shall be liable to Seller for the commercially reasonable expense of repairing any material damage to the Property caused by Purchaser or by Purchaser's agents or employees. Notwithstanding the foregoing obligation, the cost of any repairs necessitated by the acts or negligence of Seller or its agents and employees shall be born solely by Seller. Notwithstanding anything to the contrary contained herein, Seller represents and warrants that the Property is at the date hereof in good working order and repair.

Purchaser agrees to hold the Seller and its agents harmless from any claims or actions for damages or injuries which arise on the Property as a result of Purchaser's acts or the acts of Purchaser's agents, employees, contractors, or subcontractors, during the term of this Agreement, except for such matters as are caused by the negligence or willful misconduct of Seller, its employees, agents, contractors and subcontractors. Seller agrees to hold the Purchaser and its agents harmless from any claims or actions for damages or injuries which arise on the Property as a result of Seller's acts or the acts of Seller's agents, employees, contractors, or subcontractors, during the term of this Agreement, except for such matters as are caused by the negligence or willful misconduct of Purchaser, its employees, agents, contractors and subcontractors.

THIS AGREEMENT IS INTENDED ONLY TO BE A TEMPORARY, NON-EXCLUSIVE RIGHT AND LICENSE TO USE THE PROPERTY BEFORE CLOSING AND IS NOT INTENDED TO ESTABLISH A LANDLORD AND TENANT RELATIONSHIP. THIS AGREEMENT MAY NOT BE DEEMED OR CONSTRUED TO CREATE OR ESTABLISH ANY RELATIONSHIP OF PARTNERSHIP, AGENCY, OR JOINT VENTURE (OR ANY OTHER SIMILAR RELATIONSHIP OR ARRANGEMENT) BETWEEN PURCHASER AND SELLER. THIS AGREEMENT MAY ONLY BE AMENDED OR MODIFIED BY THE MUTUAL WRITTEN CONSENT OF ALL PARTIES HERETO.

Purchaser shall not assign this Agreement or the rights granted pursuant to this Agreement, without the prior written approval of Seller, such approval not to be unreasonably withheld, conditioned, or delayed. This Agreement shall be binding upon and shall inure to the benefit of the respective parties herein and upon any successors and permitted assigns of the parties hereto. This Agreement will be construed in accordance with the laws of the State of South Carolina. **EACH OF THE PARTIES WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS.** This Agreement shall not be recorded. Nothing contained in this Agreement will be deemed to constitute a gift, grant, or dedication to the general public. In the event that any paragraph or portion of this Agreement is determined to be unconstitutional, unenforceable, or invalid, such paragraph or portion of this Agreement shall be stricken from and construed for all purposes not to constitute a part of this Agreement, and the remaining portion of this Agreement shall remain in full force and effect and shall, for all purposes, constitute this entire Agreement. Each individual executing this Agreement on behalf Purchaser and Seller, as applicable, represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of Purchaser or Seller, as applicable, and that this Agreement is binding upon Purchaser and Seller in accordance with its terms. All consents of any third parties that is required in connection with Seller's license of the Property pursuant to this Agreement has been obtained, including but not limited to the consent of any financial institutions. Purchaser and Seller hereby agree that each party shall act in a good faith commercially reasonable manner with respect to all matters related to this Agreement. This Agreement may be executed in one or more counterparts and that each such counterpart shall constitute an original and all of such counterparts together shall constitute one instrument. Any and all notices or other communication provided for in this Agreement will be given in writing and delivered by national overnight delivery service to the recipient at the address provided on the signature pages of the respective parties below.

[SIGNATURE PAGES ATTACHED]

SIGNATURE PAGE OF TEMPORARY LICENSE AND ACCESS PRIOR TO CLOSING AGREEMENT

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed effective as of February 22, 2016.

PURCHASER:

SMITH-COLUMBIA CORPORATION,
a South Carolina corporation

By: Rodney J. Smith (SEAL)
Name: RODNEY J. SMITH
Title: CEO

Notice Address: 5119 Catlett Road
Midland, Virginia 22728
Attention: William A. Kenter, CFO

SELLER:

NELSON CHERRY PROPERTIES, LLC,
a North Carolina limited liability company

By: ______________ (SEAL)
Name: Nelson Fulcher
Title: Manager

Notice Address: 8816 Belhaven CT.
Lewisville, NC 27023
ATTN: Nelson Fulcher

CHERRY CONTRACTING, INC.,
a North Carolina corporation

By: ______________ (SEAL)
Name: Cherry Fulcher
Title: President

Notice Address: 8816 Belhaven CT.
Lewisville, NC 27023
ATTN: Cherry K. Fulcher
President

EXHIBIT A

Letter of Intent

Attached.

February 5, 2016

Mr. Nelson Fulcher
President
Nelson Cherry Properties , LLC
9790 Garners Ferry RD
Hopkins, SC

Re: Letter of Intent to Purchase Assets

Dear Nelson:

This letter is intended to summarize the principal terms of a potential proposal being considered by Smith-Midland Corporation (the "Buyer") regarding its possible acquisition of the land, building and improvements of Nelson Cherry Properties, LLC, (the "Seller") located at 9790 Garners Ferry Road, Hopkins, SC.

The Purchase Price is $1,550,000 for the assets listed above address and would be paid in full at the date of the closing following the completion of a "Definitive Purchase Agreement" and the fulfillment of all obligations thereunder by the respective parties. Any monies, or equivalent, advanced by the Buyer to the Seller will be deducted from the closing proceeds due the Seller.

The paragraphs and provisions of this letter do not constitute and will not give rise to any legally binding obligation on the part of any of the parties. Moreover, except as expressly provided, no past or future action, course of conduct, or failure to act relating to the Possible Acquisition, or relating to the negotiation of the terms of the Possible Acquisition or any Definitive Purchase Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the parties.

If you are in agreement with the foregoing, please sign and return one copy of this letter agreement, which thereupon will constitute our agreement with respect to its subject matter.

Very truly yours,

Rodney I. Smith
SMITH-MIDLAND CORPORATION
CEO and Chairman of the Board

Nelson Fulcher
NELSON CHERRY PROPERTIES, LLC.
President

EXHIBIT B

Description of the Property

All that certain piece, parcel or tract of land situate, lying and being on the northern right-of-way of U.S. Hwy. 378 in the County of Richland, S.C. and being more particularly shown and described as 20.00 acres on a plat prepared for Columbia Concrete Products, Inc., dated June 1, 1999, revised June 9, 1999, and recorded on June 10, 1999 in the Richland County Register of Deeds Office in Book 315 at Page 846 (the "Property"). Said Property having the following boundaries and measurements, as shown on the aforesaid plat to wit: commencing at a P.K. nail in the centerline of U.S. Hwy. 378 and Congaree Rd.; thence running N 88°00'40" E for a distance of 1125.55 to an iron pin on the northern right-of-way of Hwy. 378 and common to the property of Christopher Hinman Craft being the point of beginning; thence along the property of Craft N 01°52'36" E for a distance of 1580.65' to an iron pin; thence along the property of Mark McKee Harrell N 84°47'55" E for a distance of 121.58', N 84°47'55" E for a distance of 137.68', N 84°47'55" E for a distance of 262.05', N 84°45'45" E for a distance of 22.22'; thence along the property of Arthur L. Gross, Jr., S 01°51'55" W for a distance of 1648.12' to an iron pin; thence along the right-of-way of U.S. Hwy. 378 N 88°04'19" W for a distance of 539.72' to an iron pin being the point of beginning; said Property containing 20.00 acres more or less.

ALSO

All that certain piece, parcel or tract of land, situate, lying and being on the northern side of Garners Ferry Road (US Hwys 76 & 378) approximately 880 feet east of Harmon Road near Horrell Hill in School District 1 – L in the County of Richland, State of South Carolina, containing 19.148 acres and being more particularly shown and designated as Westbrook Associates on that certain plat prepared for Westbrook Associates on that certain plat prepared for Westbrook Associates and Harold S. Davis by B.P. Barber & Associates, Inc., dated May 18, 1984 and recorded in the ROD Office for Richland County, South Carolina in Plat Book Z at page 9308, which plat insofar as it relates to Westbrook Associates parcel is incorporated herein by reference as part of the legal description thereof. According to said plat subject property has the following boundaries and measurements: On the south by Garners Ferry Road whereon it fronts and measures for a distance of 488.63 feet; on the east by properties now or formerly Harold S. Davis whereon it measures 1,581.82 feet; on the north by property now or formerly Robert Hanly Morrell whereon it measures for a distance of 592.69 feet; and on the west by property now or formerly Mary Morrell Haygood, by property now or formerly Mark McKee Morrell, by property now or formerly of Kathleen Morrell Muller; and by property now or formerly of Robert H. Morrell whereon it measures 1,512.90 feet; all of which will more fully appear by reference to said plat.

Derivation: General Warranty Deed to Nelson Cherry Properties, LLC, a North Carolina limited liability company, from Coreslab Structures (Columbia) Inc., a South Carolina corporation, dated December 22, 2014, and recorded on December 31, 2014, in the Office of the Register of Deeds for Richland County, South Carolina in Book 1996, at Page 3300.

Tax Map Numbers: 24800-04-22 and 24800-04-23

EXHIBIT C

Escrow Conditions

The Deposit shall be deposited into a non-interest bearing escrow account. The duties of Escrow Agent shall be as follows:

(a) During the term of this Agreement, Escrow Agent shall hold and deliver the Deposit in accordance with the terms and provisions of this Agreement.

(b) If this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or if Escrow Agent shall be unable to determine at any time to whom the Deposit should be delivered, or if a dispute shall develop between Seller and Purchaser concerning to whom the Deposit should be delivered, then in any such event, Escrow Agent shall request joint written instructions from Seller and Purchaser and shall deliver the Deposit in accordance with such joint written instructions. In the event that such written instructions shall not be received by Escrow Agent within ten (10) days after Escrow Agent has served a written request for instructions upon Seller and Purchaser, the Escrow Agent shall have the right to pay the Deposit, into a court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereafter Escrow Agent shall be discharged of any and all obligations in connection with this Agreement.

(c) If costs or expenses are incurred by Escrow Agent because of litigation or a dispute between Seller and Purchaser arising out of the holding of the Deposit in escrow, Seller and Purchaser shall each pay Escrow Agent one-half of such costs and expenses. Except for such potential costs and expenses, no fee or charge shall be due or payable to Escrow Agent for its services as escrow holder.

(d) By joining herein, Escrow Agent undertakes only to perform the duties and obligations imposed upon it under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon Seller and Purchaser hereunder.

(e) Purchaser and Seller hereby agree and acknowledge that Escrow Agent assumes no liability in connection herewith except for gross negligence and willful misconduct; that Escrow Agent shall never be responsible for the validity, correctness or genuineness of any documents or notice referred to under this Agreement; and that Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its own counsel. Seller and Purchaser agree that the status of Purchaser's counsel as Escrow Agent under this Agreement does not disqualify such law firm from representing the Purchaser in connection with this transaction and in any disputes that may arise between Seller and Purchaser concerning this transaction, including any dispute or controversy with respect to the Deposit or this Agreement.

EXHIBIT D

Specific List of Improvements, Buildings, Fixtures, and Appurtenances

Attached.

EXHIBIT D

[redacted]

Facility

Appraised Value		[redacted]
Lease Hold Improvements	2014	
Batch Plant	Electrical	
Yard Improvements	2014	
Air Compressor System	2013	
	2014	

[redacted]

Bunker Blocks	600	2' x 2' x 6'	[redacted]
Precast A-Frames	40		
Precast Pin Racks	9		
Cat Walks	3		

[redacted]

Item #	Description	Make	Model	Year	S/N	[redacted]	Comments
[redacted]							
BP-02	Concrete Batch Plant	Acromix	R2000	2005		[redacted]	Included
BC-01	Batch Computer	Command Alkon	CMD Batch	2014	CB117396	[redacted]	Included
[redacted]							
OC-05	Overhead Crane 10,000#	Progressive	10,000 #	2004	K868126	[redacted]	Included
OC-06	Overhead Crane 20,000#	Progressive	20,000 #	2004	98J26703	[redacted]	Included
OC-07	Overhead Crane 20,000#	Progressive	20,000 #	2004	K461845	[redacted]	Included
OC-08	Overhead Crane 20,000#	Progressive	20,000 #	2004	Q0402205	[redacted]	Included
[redacted]							